UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2019

Mohawk Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	MWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 23, 2019, the Board of Directors (the “Board”) of Mohawk Group Holdings, Inc. (the “Company”) appointed William H. Kurtz as a Class I director of the Company. The Board also appointed Mr. Kurtz to the Audit Committee of the Board, the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board. Mr. Kurtz will serve as Chairperson of the Nominating and Corporate Governance Committee.

Mr. William H. Kurtz, age 62, is a senior financial and operations executive with over 30 years of experience operating as chief financial officer or chief operating officer at several private and public technology companies on the East Coast and in Silicon Valley. Since 2016, he has served as a member of the board of directors of Verint Systems Inc., an analytics company, and he currently serves as chairman of its Audit Committee. Mr. Kurtz has served as a Strategic Advisor for Bloom Energy Corporation, a manufacturer of on-site power generation platforms, since January 2019 and previously served as its Chief Commercial Officer (from May 2015 to December 2018) and Chief Commercial & Financial Officer (from March 2008 to May 2015). Mr. Kurtz has also held a number of CFO or other senior finance and operations roles at a variety of organizations, including Novellus Systems, Inc. (from September 2005 to February 2008), Engenio Information Technologies, Inc. (from March 2004 to August 2005), 3PARdata, Inc. (from July 2001 to February 2004), Scient Corporation (from August 1998 to June 2001), AT&T Corporation (from July 1983 to July 1998) and Price Waterhouse & Co./Brout & Company (from June 1979 to July 1983). Mr. Kurtz also served as a member of the board of directors and chair of the audit committee of Violin Memory Inc. (from November 2014 to February 2017), PMC-Sierra, Inc. (from April 2003 to January 2016), AuraSound, Inc. (from August 2010 to April 2012), ONStor, Inc. (from January 2008 to July 2009) and Redback Networks Inc. (from October 1999 to January 2007). Mr. Kurtz holds a Bachelor of Science in Commerce from Rider University and a Master of Science in Management Sciences from Stanford University.

In connection with Mr. Kurtz’s appointment to the Board, on August 23, 2019, Mr. Kurtz was granted a restricted stock award for 28,325 shares of restricted common stock of the Company. One-third of the number of shares subject to the restricted stock award shall vest one year from the date of grant and 1/24th of the number of shares subject to the restricted stock award shall vest each one month period thereafter, subject to Mr. Kurtz’s continuous service through such date.

The Company also entered into an indemnity agreement with Mr. Kurtz in the same form as its standard form of indemnification agreement with its other directors.

There are no family relationships between Mr. Kurtz and any director or executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Kurtz has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK GROUP HOLDINGS, INC.

Date: August 26, 2019	By:	/s/ Yaniv Sarig
	Name:	Yaniv Sarig
	Title:	President and Chief Executive Officer